            As filed with the Securities and Exchange Commission on May 9, 1997
                                                     REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                -------------

                             F.Y.I. INCORPORATED
           (Exact name of Registrant as specified in its charter)

          DELAWARE                                             75-2560895
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                             Identification No.)
                                -------------

                              3232 MCKINNEY AVENUE
                                   SUITE 900
                              DALLAS, TEXAS 75204
                                 (214) 953-7552
         (Address, including zip code, of principal executive offices)

                                -------------

                   WARRANTS ISSUED TO DIRECTORS AND OFFICERS
                            (Full title of the Plan)

                                -------------
                               ED H. BOWMAN, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              F.Y.I. INCORPORATED
                        3232 MCKINNEY AVENUE, SUITE 900
                              DALLAS, TEXAS 75204
                                 (214) 953-7552
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                                -------------

                                 COPIES TO:

CHRISTOPHER T. JENSEN, ESQ.                  MARGOT T. LEBENBERG, ESQ.
MORGAN, LEWIS & BOCKIUS LLP       VICE PRESIDENT, SECRETARY  AND GENERAL COUNSEL
     101 PARK AVENUE                            F.Y.I. INCORPORATED
 NEW YORK, NEW YORK 10178                       3232 MCKINNEY AVENUE
     (212) 309-6000                                 SUITE 900
                                                 DALLAS, TEXAS 75204
                                                   (214) 953-7552


                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                PROPOSED               PROPOSED
                                                                 MAXIMUM                MAXIMUM
        TITLE OF SECURITIES TO           AMOUNT TO BE           OFFERING          AGGREGATE OFFERING       AMOUNT OF
            BE REGISTERED               REGISTERED (1)       PRICE PER SHARE             PRICE         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01 per     115,000 shares         $  10.00 (2)             $  1,150,000.00         $   348.48
share                                 50,000 shares          $  20.00 (2)             $  1,000,000.00         $   303.03
                                      100,000 shares         $  21.00 (2)             $  2,100,000.00         $   636.36
                                                                                                       Total: $ 1,287.87

==================================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the warrants granted to the warrantholders.
(2) Computed pursuant to Rule 457 for the purpose of calculating the registration fee, based upon the price at which outstanding warrants may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION.*




ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


   *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed with the Securities and Exchange Commission (the "Commission") by F.Y.I. Incorporated, a Delaware corporation (the "Company"), are incorporated herein by reference:

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 11, 1997;

   (b) The Company's Current Report on Form 8-K, filed with the Commission on April 9, 1997; and

   (c) The description of the Company's Common Stock, registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Company's Registration Statement on Form S-1 (Registration No. 33-98608) and incorporated by reference in the Company's Registration Statement on Form 8-A (File No. 0-27444), including any amendments or reports filed for the purpose of updating such description.

   In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

   Any statement contained herein, or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company's By-Laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

   Section 145 of the General Corporation Law of the State of Delaware, as amended, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

   Article Seven of the Company's Amended and Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, as amended, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

ITEM 7.   EXEMPTION FROM REGISTRATION.

   Not applicable.

ITEM 8.     EXHIBITS.

   Exhibit       Description

    4.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-98608))

    4.2          By-Laws of the Company (Incorporated by reference to Exhibit
                 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-98608))

    4.3 Form of certificate evidencing ownership of Common Stock of the Company (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-98608))

    4.4 Amended and Restated Warrant issued to Ed H. Bowman, Jr. dated November 16, 1995, as amended and restated as of March 31, 1997 (Incorporated by reference to Exhibit 10.26 to the Registrant's Current Report on Form 8-K filed on April 9, 1997)

    4.5 Amended and Restated Warrant issued to Timothy J. Barker dated November 16, 1995, as amended and restated as of March 31, 1997 (Incorporated by reference to Exhibit 10.28 to the Registrant's Current Report on Form 8-K filed on April 9, 1997)

    4.6 Amended and Restated Warrant issued to Ed H. Bowman, Jr. dated May 21, 1996, as amended and restated as of March 31, 1997 (Incorporated by reference to Exhibit 10.27 to the Registrant's Current Report on Form 8-K filed on April 9, 1997)

     4.7         Amended and Restated Employment Agreement between F.Y.I.
                 Incorporated and Ed H. Bowman, Jr. (Incorporated by reference to Exhibit 10.25 to the Registrant's Current Report on Form 8-K filed on April 9, 1997)

    5            Opinion of Morgan, Lewis & Bockius LLP

    23.1         Consent of Arthur Andersen LLP

    23.2         Consent of Elko, Fischer, McCabe & Rudman, Ltd.

    23.3         Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

    24           Powers of Attorney (included on signature pages hereof)

ITEM 9.     UNDERTAKINGS

             (a)  The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on May 9, 1997.

                                     F.Y.I. INCORPORATED


                                     By: /s/ Ed H. Bowman, Jr.
                                         ---------------------
                                         Ed H. Bowman, Jr.
                                         President and Chief Executive Officer

                              POWERS OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date or dates indicated. Each person whose signature appears below hereby authorizes and constitutes Ed H. Bowman, Jr. and Margot T. Lebenberg, and each of them singly, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of F.Y.I. Incorporated) to sign and file any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and he hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                            Title                                                    Date
---------                            -----                                                    ----
/s/ Thomas C. Walker                 Chairman of the Board                                    May 9, 1997
---------------------                and Chief Development Officer
Thomas C. Walker


/s/ Ed H. Bowman, Jr.                Director, President and                                  May 9, 1997
---------------------                Chief Executive Officer
Ed H. Bowman, Jr.                    (Principal Executive Officer)



/s/ David Lowenstein                 Director, Executive Vice President                       May 9, 1997
---------------------                and Chief Financial Officer
David Lowenstein                     (Principal Financial Officer)



/s/ Timothy J. Barker                Vice President and Chief Accounting                      May 9, 1997
---------------------                Officer (Principal Accounting Officer)
Timothy J. Barker

/s/ Donald F. Moorehead              Director                                                 May 9, 1997
-------------------------
Donald F. Moorehead



/s/ G. Michael Bellenghi             Director                                                 May 9, 1997
-------------------------
G. Michael Bellenghi



/s/ Jerry F. Leonard, Jr.            Director                                                 May 9, 1997
-------------------------
Jerry F. Leonard, Jr.



/s/ Greg Melanson                    Director                                                 May 9, 1997
-------------------------
Greg Melanson



/s/ Jonathan B. Shaw                 Director                                                 May 9, 1997
-------------------------
Jonathan B. Shaw



/s/ Michael J. Bradley               Director                                                 May 9, 1997
-------------------------
Michael J. Bradley



/s/ Hon. Edward M. Rowell            Director                                                 May 9, 1997
-------------------------
Hon. Edward M. Rowell

                                 EXHIBIT INDEX




Exhibit                      Description
-------                      -----------


4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-98608))

4.2 By-Laws of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-98608))

4.3 Form of certificate evidencing ownership of Common Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-98608))

4.4 Amended and Restated Warrant issued to Ed H. Bowman, Jr. dated November 16, 1995, as amended and restated as of March 31, 1997 (Incorporated by reference to Exhibit 10.26 to the Registrant's Current Report on Form 8-K filed on April 9, 1997)

4.5 Amended and Restated Warrant issued to Timothy J. Barker dated November 16, 1995, as amended and restated as of March 31, 1997 (Incorporated by reference to Exhibit 10.28 to the Registrant's Current Report on Form 8-K filed on April 9, 1997)

4.6 Amended and Restated Warrant issued to Ed H. Bowman, Jr. dated May 21, 1996, as amended and restated as of March 31, 1997 (Incorporated by reference to Exhibit 10.27 to the Registrant's Current Report on Form 8-K filed on April 9, 1997)

4.7         Amended and Restated Employment Agreement between F.Y.I.
            Incorporated and Ed H. Bowman, Jr. (Incorporated by reference to
            Exhibit 10.25 to the Registrant's Current Report on Form 8-K filed on April 9, 1997)

5           Opinion of Morgan, Lewis & Bockius LLP

23.1        Consent of Arthur Andersen LLP

23.2        Consent of Elko, Fischer, McCabe & Rudman, Ltd.

23.3        Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5)

24          Powers of Attorney (included on signature pages hereof)